POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby authorize David Mathews, Gail O'Mullan and Spiro Fotopoulos of PRA International (the "Company"), to execute for and on behalf of the undersigned, in the undersigneds' capacity, respectively, as a director or 10% owner of the Company, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, relating to the undersigneds' beneficial ownership of securities in the Company. The undersigned hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds' responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of
Attorney shall remain in full force and effect until the undersigned are no longer required to file Forms 3, 4 and 5 with respect to the undersigneds' holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.



IN WITNESS WHEREOF, the undersigned
has cause this Power of Attorney to be executed as of this 22nd day of November, 2004.

/s/ Jean-Pierre L. Conte

Jean-Pierre L. Conte,
Director


/s/ Robert J. Weltman

Robert J. Weltman, Director



Genstar Capital III, L.P.
By:  Genstar III GP LLC, its general
partner

/s/ Jean-Pierre L. Conte

Jean-Pierre L. Conte, Managing
Director


Genstar Capital Partners III, L.P.
By:  Genstar Capital
III, L.P., its general partner
By:  Genstar III GP LLC, its general
partner


/s/ Jean-Pierre L. Conte

Jean-Pierre L. Conte,
Managing Director


Stargen III, L.P.
By:  Genstar Capital III,
L.P., its general partner
By:  Genstar III GP LLC, its general partner



/s/ Jean-Pierre L. Conte

Jean-Pierre L. Conte, Managing Director